Registration No. 333-108715

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 8)


                                G2 VENTURES, INC.
                 (Name of small business issuer in its charter)

          Texas                             9995                  98-0221494
(State or Other Jurisdiction of  (Primary Standard Industrial   (IRS Employer
       Organization)               Classification Code)        Identification #)

                       14110 N. Dallas Parkway, Suite 365
                               Dallas, Texas 75254
                            Telephone: (972) 726-1348
           (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                                 Gust C. Kepler
                      President and Chief Executive Officer
                       14110 N. Dallas Parkway, Suite 365
                               Dallas, Texas 75254
                            Telephone: (972) 726-1348
           (Name, Address, and Telephone Number of Agent for Service)

                                    Copy to:
                            Jeffrey M. McPhaul, Esq.
                            Munck Butrus Carter, P.C.
                           12770 Coit Road, Suite 600
                               Dallas, Texas 75251
                            Telephone: (972) 628-3600


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]


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

                         CALCULATION OF REGISTRATION FEE

 Title of each class of       Amount to be                                  Proposed maximum
    securities to be           registered        Proposed offering price        aggregate              Amount of
       registered               (Shares)                per share            offering price       registration fee [1]
       ----------               --------                ---------            --------------       --------------------

     Common Stock              1,500,000            $       0.10              $    150,000          $    100.00



[1] Previously paid in connection with the initial filing of this registration statement.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus


                                G2 VENTURES, INC.
     Maximum of 1,500,000 shares/Minimum of 1,200,000 shares of common stock
                    Total proceeds if maximum sold: $150,000
                    Total proceeds if minimum sold: $120,000

     This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market.


     We are offering up to a total of 1,500,000 shares of common stock on a self-underwritten basis, 1,200,000 shares minimum, 1,500,000 shares maximum. The shares will be offered and sold by the company through Gust Kepler, our sole officer, director and employee. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended. In the event that 1,200,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,200,000 shares are not sold within the 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 1,200,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. The funds will be maintained in a non-interest bearing bank account separate from our general corporate account until we receive minimum proceeds of $120,000, at which time we will remove those funds and use the funds as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name.


     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our officers, directors and affiliates will not purchase shares to reach the minimum or the maximum amounts of this offering.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 3.

                                               Underwriting
                                               Discount and     Proceeds to G2
                           Price to Public     Commissions        Ventures
   Per Share               $      0.10             None        $        0.10
   Total Maximum           $   150,000             None        $     150,000
   Total Minimum           $   120,000             None        $     120,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary, is a criminal offense.

              The date of this prospectus is _______________, 2007.

                                TABLE OF CONTENTS

                                                                            Page


SUMMARY OF THE OFFERING...................................................     1
RISK FACTORS..............................................................     2
USE OF PROCEEDS...........................................................     6
DETERMINATION OF OFFERING PRICE...........................................     7
DILUTION..................................................................     7
PLAN OF DISTRIBUTION, TERMS OF OFFERING...................................     7
BUSINESS..................................................................     9
MANAGEMENT'S DISCUSSION AND PLAN OF OPERATIONS............................    14
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........    17
DIRECTOR AND EXECUTIVE OFFICER............................................    18
EXECUTIVE COMPENSATION....................................................    18
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS..................    19
DESCRIPTION OF SECURITIES.................................................    20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE...    21
LEGAL PROCEEDINGS.........................................................    21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
   ACT LIABILITIES........................................................    21
EXPERTS...................................................................    22
LEGAL MATTERS.............................................................    22
FINANCIAL STATEMENTS......................................................   F-1

                             SUMMARY OF THE OFFERING

The Company


     G2 Ventures, Inc. is a corporation formed under the laws of the State of Texas on March 21, 2003. We are currently a development stage music recording, production and artist management company that has had limited operations to date, due to our inability to raise sufficient capital. We have primarily relied upon financing provided by Gust Kepler, our principal shareholder, sole officer, director and employee, to conduct such limited operations. On April 1, 2003, we acquired the business, most of the assets and assumed certain liabilities of G2 Companies, Inc., a music recording and production company. At the time of such acquisition, Gust Kepler, our principal shareholder, sole officer, director and employee, also served as an officer, director and was the sole shareholder of G2 Companies, Inc., the seller. The acquisition of assets and assumption of liabilities from G2 Companies, Inc. was not conducted at "arm's-length," due to Mr. Kepler's interest in both companies.


     Since we have incurred losses since inception and have no working capital, our auditors have expressed substantial doubt about our ability to continue as a going concern.


     We expect to use the net proceeds of this offering to operate as an independent production label for the purpose of recording and producing the music of solo artists and bands. Part of the proceeds will be utilized for the payment of recording costs, engineering costs, producer costs and any other related costs of making full length compact discs, including mixing and mastering associated artwork. G2 Ventures will then package and print up to 1,000 compact disc units for test marketing, promotion, and solicitation of major record labels and major recorded music distributors. We intend to sell the rights to the music, or license the distribution and sale of the recorded music.


     Though G2 Ventures is a development stage company that plans in this offering to issue "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we have no present plans to be acquired or to merge with another entity, nor do we or any of our affiliated shareholders have any present plans to enter into a change of control or similar transaction. Accordingly, we do not believe that G2 Ventures qualifies as a "blank check company" as that term is defined in Rule 419 promulgated under the Securities Act.


     We maintain our executive offices at 14110 North Dallas Parkway, Suite 365, Dallas, TX 75254 and our telephone number is (972) 726-1348. Our web address is www.g2records.com. Information contained on our website is not part of this prospectus.


Securities Offered


     We are offering a minimum of 1,200,000 shares and a maximum of 1,500,000 shares of common stock, $0.001 par value per share. The shares are offered at $0.10 per share for total gross offering proceeds of $150,000, assuming the maximum amount is sold and $120,000 assuming the minimum amount is sold.


 -------------------------------------------------------------------------------
   Shares Now Outstanding                                 3,500,000
 -------------------------------------------------------------------------------
   Shares Outstanding Assuming Minimum Sold               4,700,000
 -------------------------------------------------------------------------------
   Shares Outstanding Assuming Maximum Sold               5,000,000
 -------------------------------------------------------------------------------

Terms of the Offering


     We intend to raise a maximum of $150,000 and a minimum of $120,000 in this offering. The offering will remain open for 180 days after this registration statement becomes effective unless we decide to cease selling efforts prior to this date. We may also extend our offering for 90 days past the original period if we choose.


Use of Proceeds

     We intend to use the net proceeds of this offering primarily to pay recording costs, engineering costs, producer costs and any other related costs of making full length compact discs including mixing and mastering and creating the associated artwork for two artists currently signed to exclusive recording contracts with G2 Ventures. Some of the proceeds will be allocated to cover legal and accounting expenses incurred in connection with this offering and



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other general administrative costs. If we raise the maximum of $150,000, we will pay $15,000 to Gust Kepler, our sole officer, director and employee, as repayment of a portion of the money that Mr. Kepler lent to us (and liabilities of G2 Companies, Inc. assumed by us). We have entered into a written agreement with Mr. Kepler, pursuant to which the $15,000 of proceeds allocated to partial repayment of loans made to us by Mr. Kepler will only be paid to Mr. Kepler if we raise the maximum amount of this offering.

Plan of Distribution


     This is a self underwritten offering, with no commitment by anyone to purchase any shares. The shares will be offered and sold by the company through Gust Kepler, our sole officer, director and employee. No underwriter will be used and no sales commissions will be paid from the proceeds of the offering.


Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.



                                   As of            As of            As of
                                  June 30,      December 31,     December 31,
                                    2007            2006             2005

 Balance Sheet
Total Assets                      $    529        $    529        $  8,140
Total Liabilities                 $ 66,049        $ 55,347        $ 59,347
Stockholders Equity - (Deficit)   $(65,520)       $(54,818)       $(51,207)





                                  Six Months
                                    Ended          Year Ended      Year Ended
                                   June 30,      December 31,    December 31,
                                     2007            2006            2005
 Income Statement
Revenue                           $   --          $  8,000        $    --
Total Expenses                    $ 10,702        $ 11,611*       $ 16,561
Net Income - (Loss)               $(10,702)       $ (3,611)       $(16,561)


* This number includes $6,800 in cost of revenues and $4,811 in general and administrative expenses.



                                  RISK FACTORS

     An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in G2 Ventures. Set forth below are all of the material risks associated with this offering. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

     1. Because of our continuing losses from operations and lack of working capital, our auditors have expressed substantial doubt as to our ability to continue as a going concern.


     Because of our continuing losses from operations and lack of working capital, our auditors have expressed substantial doubt as to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without raising additional funds. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to cease operations and you could lose your investment.


     2. We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.


     We were incorporated on March 21, 2003. We have a limited operating history. To date we have not produced any master recordings, and have derived all revenues, totaling $0 in 2005, $8,000 in 2006, and $0 in 2007, from artist



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

management fees (i.e., securing live performances for performing artists). Our net loss since inception is ($110,310). Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:


     *    completion of this offering
     *    our ability to attract new artists
     * our artists' ability to write lyrics and music which is popular to the public
     *    our ability to record and sell our artists' music
     *    our ability to book artists

     Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate sufficient revenues will cause us to go out of business and you could lose your investment.


     3. We are depending upon the funds raised in this offering to revitalize and continue pursuit of our business plans. We may need to obtain additional financing which may not be available on acceptable terms, if at all.


     As noted above, we have derived all revenue to date from artist management fees and been unable to fully fund the pursuit of our primary business plans involving recording and production of music for artists we have under contract. We need the proceeds from this offering to revitalize and continue pursuit of our planned operations. Planned operations include the recording, mastering and packaging of albums for artists under exclusive contract. If the minimum offering amount of $120,000 is raised, we believe that, after paying certain expenses of this offering, we can revitalize and continue pursuit of our planned operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level, where ongoing operations can be funded out of current revenues. There is no assurance that any additional financing will be available or if available, it will be on terms that will be acceptable to us. Currently, other than this offering, we do not have any arrangements in place or contemplated with respect to future financings.


     4. Because we are a small company, have minimal overall capitalization, no working capital and continue to incur operating losses, we must limit marketing our operations and the number of artists we represent. As a result, we may not be able to attract enough artists to operate profitably at this time. If we do not make a profit, we may have to suspend or cease operations.


     Because we are a small company, have minimal overall capitalization, no working capital and continue to incur operating losses, we must limit our operations and the number of artists we service. Currently, we have agreements to service two artists, Jeremiah Donnelly and Nick Brisco. However, our two artists currently book their own engagements and we have waived payment of management fees from them until completion of their master recordings. If we raise the minimum amount of this offering, we believe we can effectively service the two artists we currently have under contract. If we raise the maximum amount, we believe we can service up to three artists. Since we service a limited number of artists, if one is unsuccessful, quits or retires, the loss of one artist could have a significant negative impact on our revenues and cause us to operate at a loss. If we cannot operate profitably, we may have to suspend or cease operations.


     5. Because Mr. Gust Kepler, our sole officer, director and employee, will maintain ownership of up to 66% of the outstanding shares upon completion of this offering, even if the maximum number of shares are sold in this offering, he will control our operations.


     Even if we sell the maximum number of shares in this offering, Mr. Gust Kepler, our sole officer, director and employee will still own 3,300,000 shares (or 66%) of the 5,000,000 total outstanding shares, and will continue to control the company. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Kepler will be able to elect all of our directors and control our operations. Therefore, the destiny of operations will be entirely determined by Mr. Kepler. If his decisions are incorrect, we could go out of business and you will lose your investment.


     6. If we are unable to raise sufficient capital in this offering to pay advances to our artists, we may be unable to maintain our contractual relations with such artists.


     We currently have two artists under recording contracts: Jeremiah Donnelly and Nick Brisco. Both contracts require us to pay each of the artists $25,000 advances for initial albums during the first nine months after execution of each contract. If we are unable to raise sufficient capital in this offering within a reasonable period of time, we may not be able to meet our obligations under contracts with the artists. If we are unable to meet our obligations to pay advances under the contracts we will lose the opportunity to derive revenues from the works of the artists. There can be no assurance that we will be able to enter into subsequent contracts with the artists in the event that we are unable to meet our obligations under current contracts.


     7. Because we have not made efforts to provide manufacturing, distribution, and sales services, you could lose your investment.

     Under the terms of our contracts with our recording artists, we have the right to manufacture, distribute and sell up to four albums of music for each artist. We have made no efforts to provide these services as of the date hereof and will not do so until this offering is completed. As a result, we may not be able to provide such services in the future. If we are unable to provide such services, we will be unable to generate revenues and you could lose your investment.

     8. In light of our limited financial resources, we may be unable to obtain agreements for services of certain vendors identified herein, which could impair our ability to pursue our business plans.

     We have identified and intend to use certain vendors in connection with planned music recording and production activities. See section below entitled "BUSINESS - Business Overview." In light of the fact that we are a small company, and have limited financial resources, we may be unable to obtain formal agreements for the services of planned vendors. In the event that we are unable to obtain the services of planned vendors, we may be forced to seek alternative sources for such services and the costs may be higher than anticipated.


     9. In the event that any one or both of our current artists fails to perform their obligations under their respective Exclusive Recording Artistis Agreements, we may be unable to apply the offering proceeds as currently anticipated and may also be unable to recoup payments and/or expenditures already made.


     It is possible that Jeremiah Donnelly and/or Nick Brisco could fail to perform their obligations under their Exclusive Recording Artist Agreements. In the event that either or both of these artists fail to perform under the terms of their agreements prior to completion of any recording for which offering proceeds are advanced as specified herein, we intend to apply such proceeds toward recording costs for one or more artists with whom we may contract. However, there can be no assurance that we will be able to identify and contract with any other artists on acceptable terms. Furthermore, though we intend to try, we may be unable to recoup any payments and/or expenditures advanced in connection with incomplete recordings.


Risks Associated with this Offering


     10. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection, are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. The funds will be maintained in a non-interest bearing bank account under G2's control, separate from our general corporate account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by our creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, even if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of your subscription. If that happens, you may lose your investment and your funds may be used to pay creditors.


     11. FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

     The Financial Industry Regulatory Authorty ("FINRA") has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status,



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

tax status,  investment objectives and other information.  Under interpretations of these  rules,  the  FINRA  believes  that  there is a high  probability  that speculative,  low  priced  securities  will not be  suitable  for at least  some customers.  The FINRA  requirements make it more difficult for broker/dealers to recommend that their  customers buy our common stock,  which may have the effect of reducing  the level of trading  activity and  liquidity of our common  stock.
Further,   many  brokers  charge  higher  transactional  fees  for  penny  stock transactions.  As a result, fewer broker/dealers may be willing to make a market in our common stock,  reducing a  shareholder's  ability to resell shares of our common stock.


     12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock, nor is there any assurance that a trading market will ever develop. Therefore, there is no central place and there may not be a place in the future, such as a stock exchange or electronic trading system, where you can resell your stock. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale or you may not be able to resell your shares, thereby rendering your investment illiquid.

                                 USE OF PROCEEDS


     The net proceeds to G2 Ventures from the sale of shares offered hereby, assuming all of the shares offered hereby are sold, of which no assurances are given, are estimated to be $140,000, after deducting the estimated cash expenses of the offering of approximately $10,000.

     The following table sets forth the anticipated use of the net proceeds of this offering in the event that the minimum offering of 1,200,000 shares are sold or the maximum offering of 1,500,000 shares are sold.

                                                        Assuming         Assuming
                                                        1,200,000        1,500,000
                                                       Shares Sold      Shares Sold

       Gross Aggregate                                 $   120,000      $   150,000
       Proceeds
       Less Offering Expenses (1)                      $    10,000      $    10,000
       Net Proceeds                                    $   110,000      $   140,000
       Recording Cost - Jeremiah Donnelly              $    25,000      $    25,000
       Recording Cost - Nick Brisco                    $    25,000      $    25,000
       CD Manufacturing                                $     2,500      $     2,500
       Promotional Materials                           $     2,500      $     7,500
       Accounting                                      $    25,000      $    25,000
       Administrative (2)                              $    15,000      $    15,000
       Legal                                           $    15,000      $    25,000
       Partial Repayment of Loan to Gust Kepler (3)    $         0      $    15,000
       Net Use of Proceeds                             $   120,000      $   150,000


     (1) Reflects $10,000 to be paid from the proceeds of this offering to our former attorney, Conrad C. Lysiak. All remaining offering expenses in excess of the $10,000 paid to Mr. Lysiak or subsequent legal counsel have been or will be advanced by Gust Kepler, our sole officer, director and employee, in the form of non-interest bearing, unsecured loans to the company that are due on demand. Mr. Kepler intends to seek repayment of such advances as funds become available to G2 - subject to the limitations on the use of proceeds from this offering set forth herein. Remaining offering expenses are SEC filing fees of $100; printing expenses of $3,000; accounting fees and expenses of approximately $6,000; legal expenses of approximately $15,000; blue sky fees and expenses of $3,850; transfer agent fees of $500; and miscellaneous expenses of $400.
     (2) "Administrative" costs include secretarial fees, phone services, computer, courier, and postage and office supplies expenses.
     (3) The loans from Mr. Kepler have been made to cover our operating expenses to date including liabilities of our G2 Companies, Inc. assumed by us. As of June 30, 2007, total unpaid principal balance due Mr. Kepler for advances is $66,049 without interest of any kind, until paid. This balance is payable upon demand.



     In the  event  that  either  or  both  of our  Exclusive  Recording  Artist
Agreements with Jeremiah Donnelly and/or Nick Brisco are terminated prior to completion of any recording for which offering proceeds are advanced as specified above, we intend to apply such proceeds toward recording costs for another artist with whom we may contract. However, there can be no assurance that we will be able to identify and contract with any other artist on acceptable terms.


     Our sole  officer,  director and  employee,  Gust  Kepler,  has advanced us
$83,845 to cover our operating expenses to date, including liabilities assumed from G2 Companies, Inc., and expenses associated with this offering. As of June
30,  2007,  Mr.  Kepler had  contributed  $28,498 to capital of G2 Ventures  and
$66,049 remained payable to him. We do not pay any interest to Mr. Kepler on these advances and they are payable on demand. Mr. Kepler has agreed that we must sell all 1,500,000 shares offered before he is to be repaid $15,000 of these advances out of the proceeds of this offering.


     In the event that we successfully complete this offering (i.e., sale of either the minimum or maximum amount), Mr. Kepler, our sole officer, director and employee, believes that the net proceeds will provide us with sufficient funds to meet our requirements for approximately 12 months following the receipt of offering proceeds.


                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.


                                    DILUTION

     On April 1, 2003, we issued 3,500,000 shares of restricted  common stock to

Gust  Kepler,  our  sole  officer,   director  and  employee,   at  a  price  of
approximately  $0.007713 per share,  in exchange for forgiveness of certain debt in the amount of $26,994  assumed by us from G2 Companies,  Inc. No other shares have been issued as of the date of this  Prospectus.  Since the 3,500,000 shares of common stock were issued at a price significantly less than $0.10 per shares, purchasers  of shares in this offering  will suffer  immediate  and  substantial dilution of their per share investments.

     At June 30, 2007, we had a negative net tangible book value of ($65,520) or ($0.019) per share. The following table sets forth the dilution to persons purchasing shares in this offering, without taking into account any changes in our net tangible book value, except the sale of 1,500,000 shares or 1,200,000 shares at offering price less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.

                                                         Before      1,200,000    1,500,000
                                                        Offering    shares sold  shares sold

 Public offering price per share                              N/A     $  0.100    $  0.100
 Net tangible book value per share of common
 stock before the offering                             $  (0.019)          N/A         N/A
 Pro forma net tangible book value per share of
 common stock after the offering                              N/A     $  0.012    $  0.016
 Increase of net tangible book value per share
 attributable to purchase of common stock by
 new investors                                                N/A     $  0.031    $  0.035
 Dilution to new investors                                    N/A     $  0.088    $  0.084




                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering a minimum of 1,200,000 and a maximum of 1,500,000 shares of our common stock on a self underwritten basis without any involvement of broker/dealers. The offering price is $0.10 per share. Funds from this offering will be placed in a separate non-interest bearing bank account at Bank of Texas,

N.A. Its telephone number is (214) 575-1900. The funds will be maintained in the separate, non-interest bearing account until we receive a minimum of $120,000, at which time we will remove those funds and use the same as set forth in the USE OF PROCEEDS section of this prospectus. This account is not an escrow, trust or similar account. Any funds received by us thereafter will immediately be available to us for use as specified in the USE OF PROCEEDS section. If we have not sold the minimum amount of 1,200,000 shares and raised $120,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we so choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay refund of your money. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $120,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion to a total of 270 days. Gust Kepler, our sole officer, director and employee will make the determination regarding whether the minimum offering conditions are satisfied. There are no finders or broker/dealers involved in our distribution.

     We will sell the shares in this offering through Gust Kepler, our sole officer, director and employee. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Exchange Act, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in an offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily  disqualified,  as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of his participation, an associated person of a broker/dealer; and

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any Issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Kepler, our sole officer, director and employee, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer, director and employee upon completion of the offering and has not been during the last 12 months and currently is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

     We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Kepler, our sole officer, director and employee, will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us, and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement. Mr. Kepler, our sole officer, director and employee, does not intend to purchase any shares in the offering.

     We intend to sell our shares in the states of New York, New Jersey, Tennessee, Florida, Texas, Nevada, and Minnesota. Prior to selling our shares in the foregoing jurisdictions, we will file applications for the sale thereof with the respective securities administrations of those jurisdictions. We have not filed any applications for registration with any states until we have been advised by the Securities and Exchange Commission ("SEC") that it has no further comments regarding our public offering.


Section 15(g) of the Exchange Act

     Our shares are considered "penny stocks" covered by section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to sales by us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares broker/dealer transactions in penny stocks unlawful unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of 180 days unless the offering is completed or otherwise terminated by us. We may extend the offering period for an additional 90 days.

Regulation M

     We are subject to Regulation M of the Exchange Act. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing, or attempting to induce any person to bid for or purchase the securities being distributed.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

          1.   execute and deliver a subscription agreement; and
          2. deliver a check or certified funds to us for acceptance or rejection.

     The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing and the price you are paying for your shares.

     All checks for subscriptions must be made payable to "G2 VENTURES, INC."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions


     Subscriptions will be placed in a separate non-interest bearing bank account at Bank of Texas, until we have received $120,000. Upon receipt of $120,000, we will withdraw and use the funds. If we do not receive the $120,000 within 180 days of the effective date of this offering, plus 90 additional days if extended for a total of 270 days, all subscriptions received by us will be promptly returned to each investor without interest or deduction therefrom.

Restricted Shares that May be Sold Under Rule 144

     There are currently 3,500,000 shares of common stock outstanding, all of which are restricted but may be sold under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker. Nicole Evenson owns 200,000 shares of common stock that were transferred to her from Mr. Kepler, our sole officer, director and employee, on August 12, 2003. Based upon the foregoing, Mr. Kepler could sell up to 50,000 shares of common stock each quarter, assuming the maximum number of shares are sold in this offering and Ms. Evenson could sell all of her shares pursuant to Rule 144.

     Sales of shares by Mr. Kepler, our sole officer, director and employee, or Ms. Evenson could have a depressive effect on the market price of our shares of common stock should a market develop for our common stock. We cannot assure you such a market will ever develop.


                                    BUSINESS

Development of G2 Ventures, Inc.

     G2 Ventures, Inc. was incorporated under the laws of the state of Texas on March 21, 2003. We were formed to acquire most of the assets and certain liabilities of and succeed the business of G2 Companies, Inc. (formerly Hartland Investments, Inc.) as an independent recording company and artist management company.

     On April 1, 2003, we entered into a Sale of Assets Agreement pursuant to which we acquired most of the assets and assumed certain liabilities of G2 Companies, Inc. (a company incorporated under the laws of the State of Delaware as "Hartland Investments, Inc." on May 26, 1998). The Sale of Assets Agreement specifically provided for the acquisition of the following assets in exchange for our assumption of liabilities totaling $41,404 (approximately $1,059 in accounts payable and $40,345 in advances from Officers):

     (1) Exclusive Recording Artist Agreement for artist "One Up" dated January 6, 2003;
     (2) Exclusive Recording Artist Agreement for Jeremiah Donnelly dated December 5, 2002;
     (3) G2 Records logo, artwork, trademarks, web domains and affiliated intellectual property;
     (4) G2 Records database, customer data, distributor lists, trade and industry contacts, and other proprietary data; and
     (5)  All office equipment, furniture, computers, software and supplies.


     Yarek Bartosz was the only promoter of G2 Companies, Inc. (at the time known as Hartland Investments, Inc.) from its inception until September 29, 2002. The original purpose of Hartland Investments, Inc. was to seek out and obtain an acquisition, merger or outright sale transaction, whereby its shareholders would benefit. On September 29, 2002, Mr. Kepler paid Mr. Bartosz $100 for 1,157,900 shares of common stock or 92.7% of the total outstanding shares of Hartland Investments, Inc. and the name of the company was changed to G2 Companies, Inc. effective as of December 13, 2002. Mr. Bartosz retained 15,100 shares of common stock or 1.21% of the total outstanding shares. Mr. Kepler became the principal shareholder, sole officer and sole director of G2 Companies, Inc. in September 2002 and remained in those positions until we effectively acquired its business operations by virtue of the Sale of Assets Agreement in April 2003. After seeking legal counsel regarding filing obligations, Mr. Kepler was advised that G2 Companies, Inc. was delinquent in some of its reporting obligations under the federal securities laws. Upon being advised of such obligations, Mr. Kepler endeavored to satisfy reporting requirements by filing delinquent reports on behalf of G2 Companies, Inc. All delinquent reports were filed by January 2004. G2 Companies, Inc. filed a Form 15 with the SEC on February 4, 2004 and ceased reporting with the SEC. By virtue of the Sale of Assets Agreement, all of the assets and liabilities of G2 Companies, Inc. were transferred to us on April 1, 2003.


Business Overview

     As an independent record label G2 Ventures will retain contracts with artists, produce recorded music, and sell or license the music to third parties. Revenue from this business will result from sales of CD masters to, and/or licensing agreements with, other larger record companies. In order to produce music recordings, G2 Ventures will incur recording costs that will be recouped via sales or licensing agreements.

     We intend to use Sonic Dropper Audio Production for creating master recordings of our artists under contract. The Sonic Dropper Audio Production recording studios are located at 2127 Barberry Drive, Dallas, TX 75211. We intend to use the services of Mr. Jim King (Engineer), in connection with our recordings. Though terms are negotiable, typical services by Sonic Dropper Audio Production cost approximately $40 per hour. We currently have no formal agreement with Sonic Dropper Audio Production or Mr. King and there can be no assurance that we will be able to retain the above mentioned services on anticipated or other acceptable terms.

     We intend to use Crystal Clear Disc and Tape, Inc. with offices located at 10486 Brockwood Road, Dallas, TX 75238 to manufacture compact discs for the purpose of distributing them as promo material to major record labels in an attempt to license or sell the publishing rights. We currently have no formal agreement with Crystal Clear Disc and Tape, Inc. and there can be no assurance that we will be able to retain the above mentioned services on acceptable terms.





     G2 Ventures also engages in artist management. Our artist management activities will not involve any associated recording costs. Artist management consists primarily of acting as a booking agent or obtaining a booking agent for artists, obtaining publishing deals, and negotiating major label recording contracts. The only associated costs with this activity are minimal travel, legal and administrative fees, all of which are recouped in management fees charged to artists. G2 Ventures' artist management fees will be in the form of a commission equal to 10% to 20% of an artist's income. G2 Ventures does not have any current written agreements for its artist management services, but intends to engage in such activities as opportunities arise based upon its contacts with artists and others in the music industry.

     On behalf of the group "Track 10," G2 Ventures negotiated a contract for the group to travel to Southeast Asia to perform for U.S. troops through Armed Forces Entertainment ("AFE"), the official Department of Defense agency for providing entertainment to U.S. military personnel overseas. Though we served as Track 10's management agent in the negotiations with AFE and received a management fee for negotiating the deal, we had no formal written agreement with Track 10. Track 10 entered into the agreement with AFE on June 19, 2003 for several performances in Southeast Asia beginning in Singapore on July 3, 2003 and ending in Japan on July 26, 2003. G2 Ventures earned a 10% management commission of $3,068 for its services. G2 Ventures has no ongoing or contractual relationship with Track 10, other than the relationship with Jeremiah Donnelly, the former lead singer of that band.

     G2 Ventures intends to continue to provide artist management services both to artists that are signed to recording contracts with us as well as artists that do not have recording contracts. Management fees will range from 10% to 20% of gross revenues earned by the artist.




     We currently rely on financing provided by Mr. Kepler, our sole officer, director and employee, to fund our activities. We currently anticipate that we may need to obtain additional financing from Mr. Kepler to sustain operations, particularly if we are unable to sell the full amount of shares in this offering. To achieve any degree of success, of which there is no certainty, we must produce recorded music and sell or license the music to third parties. We currently have two artists under exclusive recording contracts. Our plan is to record master recordings, have them manufactured by a third party in CD format, and distribute them as promo material to major record labels in an attempt to license or sell the publishing rights.

     Though G2 Ventures is a development stage company that plans in this offering to issue "penny stock," as defined in Rule 3a51-1 under the Exchange Act, it does not have any plans or intention to engage in a merger or acquisition with any other entity at this time. Accordingly, G2 Ventures does not qualify as a "blank check company" as that term is defined in Rule 419 promulgated under the Securities Act.

     The music industry is highly competitive and comprised of approximately four major recorded music companies which dominate the market along with their subsidiary labels. These labels are (1) Time/Warner; (2) Sony Music Group/Bertelsmann Music Group; (3) Thorn-EMI; and (4) Universal Music Group. These labels and their subsidiaries are our target market. There is no assurance that any of these major labels or their subsidiaries will have any interest in licensing our artists.

     We currently have two artists under recording contracts: Jeremiah Donnelly and Nick Brisco. Under our agreements with Jeremiah Donnelly and Nick Brisco, each artist will produce a master album during an initial 9 month term. G2 Ventures will bear all costs of producing the album. Each contract grants us the option for three additional albums from each artist. After recovering all of our cost, we will pay the artists royalties on sales of the albums of up to 20% for domestic sales and up to 66 2/3% for foreign sales.


Jeremiah Donnelly


     Jeremiah Donnelly is a singer-songwriter specializing in alternative rock and pop rock. He was lead vocalist for the band Track 10.

     Mr. Donnelly toured the southwest extensively with his former band Track 10 between 2000 and 2002. At that time Track 10 opened for major label acts including Blue October, The Old 97's, and Stroke 9. In addition, Track 10 was frequently invited to open for independent artists including Ian Moore and Monte Montgomery.

     In the fall of 2001, Track 10 had two of the most requested songs on their hometown station, Hits 106.1, in Kearney, Nebraska: The songs "Stratosphere" and "Devil Girl" from their self-titled debut release.

     Prior to Track 10, Mr. Donnelly also was the front man and rhythm guitarist for Slappy Yellow, a band he founded while in high school in Kearney, Nebraska.

     Under the terms of our June 30, 2007 Exclusive Recording Artist Agreement with Mr. Donnelly, we have the right to manufacture, distribute and sell up to four albums of Mr. Donnelly's music. We have made no efforts to provide these services as of the date hereof and will not do so until and unless this offering is successfully completed. We will pay all costs associated with recording, promoting and selling the albums. In addition we have agreed to advance Mr. Donnelly $25,000 for the first album; $30,000 for the second album; $40,000 for the third album; and, $75,000 for the fourth album. We will receive between 33 1/3% and 80% of all funds derived from the sale of the albums. The initial term of Mr. Donnelly's contract expires on March 30, 2008. We have the right to extend our agreement with Mr. Donnelly and intend to do so.


Nick Brisco


     Nick Brisco, 37, is a singer/songwriter who has been performing and recording professionally since 1989, when he formed the post-modern country band, Fever in the Funkhouse. Fever in the Funkhouse was one of the defining pioneers of the "Deep Ellum" music scene in Dallas, Texas and earned Brisco and band notoriety and music awards, including the Dallas Observer's Best New Act of 1990 and Best Act Overall in 1991.

     After Fever in the Funkhouse broke up, Brisco released various solo projects before relocating to Astoria, Queens just outside of New York City. Born and raised in Dallas, Texas, Brisco follows in the footsteps of Texas troubadours such as Steve Earle, Guy Clark and Kris Kristofferson. Brisco has opened for many songwriting legends including Townes Van Zandt and Jimmie Dale Gilmore.

     As a singer/songwriter Brisco has performed all over the United States and internationally in Russia, Greece and the U.K. His diverse music combines an eclectic mix of genres and song styles, affording him a wide audience and musical opportunity including off-Broadway scores for musical theater.

     Under the terms of our March 17, 2007 Exclusive Recording Artist Agreement with Mr. Brisco, we have the right to manufacture, distribute and sell up to four albums of Mr. Brisco's music. We have made no efforts to provide these services as of the date hereof and will not do so until and unless this offering is successfully completed. We will pay all costs associated with recording, promoting and selling the albums. In addition we have agreed to advance Mr. Brisco $25,000 for the first album; $30,000 for the second album; $40,000 for the third album; and, $75,000 for the fourth album. We will receive between 33 1/3% and 80% of all funds derived from the sale of the albums. The initial term of Mr. Brisco's contract expires on December 17, 2007. We have the right to extend our agreement with Mr. Brisco and intend to do so.


     We have not spent any amount of money during the last two fiscal years on research and development activities.

Competition


     The music industry is highly competitive and comprised of approximately four major recorded music companies which dominate the recording industry along with their subsidiary labels; (1) Time/Warner; (2) Sony Music Group/Bertelsmann Music Group; (3) Thorn-EMI; and (4) Universal Records Group. In addition, there are many smaller independent labels. In Texas alone there are over 500 independent labels. We are a minuscule participant in the business. Virtually everyone we compete with has more financial resources than we do and will have more financial resources than we will in the foreseeable future. We intend to compete for artists by promoting our company and attempting to be diligent and personal in supporting our client artists.

     G2 Ventures' principal competitors are other independent labels. Many of the competing independent labels are larger than G2 Ventures and have greater financial resources, professional relationships and distribution capabilities. The competition for sales of recordings or licensing agreements with the four major labels will be based upon the popularity of the artist and the particular recordings. There can be no guarantee that G2 Ventures will be able to attract the business of a major label.


Copyright Laws

     Federal law provides severe civil and criminal penalties for the unauthorized reproduction, distribution, rental or digital transmission of copyrighted sound recordings. (Title 17, United States Code, Section 501 and
506). The FBI investigates allegations of criminal copyright infringement and violators will be prosecuted.


     The civil courts have continually ruled in favor of the record industry on copyright infringement matters. Although some companies have begun filing civil suits against individuals that download music illegally from the Internet, there is still some piracy taking place. We believe contained litigation will act as an increasing deterrent, as will software to prevent illegal copying, such as MediaMax CD3 Copy Protection by SunnComm Tech., and music industry anti-theft campaigns. Another solution the record industry is counting on is the increased availability of online music to be purchased legally. A number of legal digital music store fronts are finding a presence on the Internet, including MusicMatch, iTunes, BuyMusic, and Napster (which currently uses a legal format for downloading music). As these sites gain popularity, anti-theft software becomes more advanced and reliable, and the public becomes more aware of the consequences of illegally downloading music, the recording industry should recoup some of the losses from previous years. There is however, no guarantee that these methods will succeed.


Intellectual Property Rights

     Our operations will be dependent upon the intellectual property rights to our records. International copyright laws including those in the United States and Texas protect any master recordings we produce. As of the date of this prospectus, we have not taken any steps to secure any intellectual property rights and do not intend to do so until we complete our public offering. There is no assurance we will ever complete our public offering.

Regulation

     We do not foresee any material effects of federal, state, or local regulation on any aspect of our operations. However, changes in laws or regulations may adversely affect our operations.

Employees

     Currently we have one employee. The employee is Mr. Gust Kepler, our sole officer and director.

Description of the Property


     Gust Kepler, our sole officer, director and employee, provides office space for G2 Ventures without charge. Mr. Kepler individually leases the office space we currently use as our principal office from Merit 99 Office Portfolio, L.P. on a month to month basis. If we move, we have no plans to rent from an affiliated party. Our current principal office space, which is approximately 750 square feet, is located at 14110 North Dallas Parkway, Suite 365, Dallas, Texas 75254. This business office space is adequate for our immediate needs.

     G2 Ventures does not intend to acquire any properties in the immediate future.


Available Information


     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reports will be filed electronically. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.


                  MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

Overview


     We are an independent record label that has entered into exclusive recording and production contracts with two musical artists and intend, assuming we are successful in raising the necessary financing in this offering, to produce and create master recordings of these artists' work for sale or license to other established record labels for distribution. If we are successful in marketing these artists' master recordings, we intend to produce and create additional master recordings for them and to use our track record to solicit additional artists to enter into exclusive contracts for similar recording and management purposes.


     Depending on the success of our offering, we expect to generate revenues from royalties derived from licensing or distribution agreements covering the reproduction, marketing and sale of the master recordings. We also expect to generate revenues from management fees due us under agreements with the artists based on payments to them for live performances or other derivative uses of their work, including soundtracks, music videos, sale or license of original music to other artists, or advertisements.


     Typically, record labels will negotiate royalty payments ranging from 2% to 7% of gross sales proceeds upon determining to market and distribute an artist's recordings, and will advance amounts against future royalties upon "signing" the artist. Subject to the payment schedule for advances set out below and our negotiations with the artists, we will be paid between 33 1/3% (for foreign sales) and 80% (for domestic sales) of the total royalty amount, with our percentage decreasing in relationship to higher royalty rates and advances negotiated with the record label that licenses the master recording.


     Advances for new artists usually range from $50,000 to $500,000, and we expect advances to us and our artists will be at the low end of this range or lower, due to lack of recording history.


     We are obliged to pay $25,000 to each of our artists currently under contract and we are entitled to be repaid the funds we pay for recording costs, with the royalty "split" applied to any excess amounts. We intend to pay the $25,000 advances with proceeds from this offering. In the event the advances are insufficient to pay our artists and reimburse us for recording costs, the artists will be paid from available funds prior to our repayment, but we will be entitled to receive all royalties thereafter until recording costs are recouped. Based on current retail pricing of recordings from $13.00 to $16.00, we anticipate gross royalties ranging from $0.26 to $1.12 per recording, and our portion of that sum to average between $0.21 to $0.37 per recording. In the event that our artists choose to cover songs written by other artists, we may be required to pay a portion of these royalties to the copyright owners. Royalty revenue streams will not commence until after all advances are repaid.


     In addition to royalties to be derived from recordings, we also expect to earn revenues from fees from our current artists, and possibly others under management contracts. As talent manager, we will earn fees ranging from 5% to 15% of the artist's revenues under contracts for live performances, personal appearances and the sale or license of the artist's publishing rights for work recorded by other artists during the term of the agreement. We intend to obtain personal management contracts with any future artists who want us to produce and market their recordings or assist them in arranging or booking live performances.


     We are dependent on the skills and expertise of our artists and management in producing recordings that may appeal to record labels and the public. While our artists have a background in live performances, neither of them has significant experience in producing or recording their music, or any sales history for their recorded music. Our budgets for producing recordings for these artists do not provide for delays or contingencies, including the general disability of our artists or their inability to timely complete recording projects. Our overall capitalization is minimal and we have been dependent on non-recurring sources of revenues from performance fees paid to our artists and loans from management to pay operating and other expenses. Our auditors have qualified their audit opinion on our financial statements, expressing substantial doubt as to our ability to continue as a "going concern."

     Our business plan involves us in aspects of the music business that are very risky; public acceptance and popularity of artists' work is dependent on a variety of personal, subjective decisions by the listening public as well as the impact of any advertising or placement conducted by a distributor. Web-based file sharing programs, such as Limewire, and subscription services such as iTunes also impact music sales and revenues. Record labels release recordings by thousands of new artists in a variety of musical genres every year, and only a small number achieve commercial success.

Development Schedule and Milestones

Artist:  Jeremiah Donnelly

Pre-production Summary

     Jeremiah Donnelly has written sufficient material to record a full-length CD (i.e., 10 songs or more). G2 Ventures has completed photo shoots and developed photographs that will be used for marketing and promotional purposes.

Production


     G2 Ventures plans to record tracks for Mr. Donnelly's full-length CD on or before completion of this offering. The recording process from start to finish is expected to take approximately 60-90 days. Mixing and mastering of these recordings should take an additional 30 days. These recording costs are expected to be $25,000 as specified in the USE OF PROCEEDS table. Mr. Donnelly's recording costs are lower than recording costs for bands with several members because he is a solo artist and he also has a hand in the production of his albums. Also, studio time is substantially lower than that of several member bands and Mr. Donnelly currently has an extensive library of recorded music from which the proposed CD can remix and re-release. After the mixing and mastering process is complete, the masters will be sent to a third party manufacturer where up to 1,000 units will be pressed. The cost for manufacturing 1,000 CD units is expected to be approximately $2,500 as specified in the USE OF PROCEEDS table.


Marketing


     When the inventory of compact discs is delivered, G2 Ventures plans to send out promotional packages to major record labels and related music industry personnel. G2 Ventures also plans to commence a marketing campaign, which is expected to include live showcases and performances by the artist. G2 Ventures plans to test market the artist's product in certain retail locations as well as at live concert events. This entire process could take up to 180 days or longer. Cost to G2 Ventures is expected to be $1,200.

Artist:  Nick Brisco

Pre-production Summary


     Nick Brisco has written sufficient material to record a full length CD (i.e., 10 songs or more). G2 Ventures has not completed photo shoots for this artist. Currently, G2 Ventures is working on a logo and conceptual ideas for this artist.


Production

     G2 Ventures plans to begin recording of Nick Brisco's full-length CD approximately 30 to 60 days after commencing recording for Jeremiah Donnelly. G2 Ventures plans to stagger the production and also the marketing and promotional schedules for both of our signed artists, to efficiently maximize exposure for each artist.


     The recording process is expected to take approximately 60-90 days. Mixing and mastering the final recordings should take an additional 30 days. Our recording costs are expected to be $25,000. After the mixing and mastering process is complete the masters will be sent to a third party manufacturer where up to 1,000 units will be pressed. Our pressing costs are expected to be approximately $2,500.


Marketing


     When the inventory of compact discs is delivered to G2 Ventures, we plan to send out promotional packages to major record labels and related music industry personnel. We also plan to commence a marketing campaign, which is expected to include live showcases and performances by the artist. Additionally, we plan to test market the artist's product in certain retail locations as well as at live concert events. This entire process could take up to 180 days or longer. Cost to G2 Ventures is expected to be $1,200.


Plan of Operation


     We are a thinly-capitalized development stage company, and will be reliant on the proceeds of this offering to conduct the initial activities under our business model and to fund our business operations over the next 12 months. No significant changes in the number of employees of the Company are planned. Of the $120,000 to $150,000 that we seek to raise, less than half will be allocated to pay recording costs for our artists and the costs of CD reproduction for marketing purposes, with the balance to costs of this offering, administrative expenses and, depending on the success of our offering, repayment of advances from Mr. Kepler, our sole officer, director and employee. In the event that neither of our artists are signed to distribution deals, or, if signed, their records do not sell in sufficient quantities to repay advances or generate appreciable revenue streams, it will be necessary for the Company to obtain additional funding, whether through additional loans from Mr. Kepler or others or by subsequent offerings of shares in public or private transactions.

     As of June 30, 2007 we had approximately $529 in cash, no accounts receivable, and no current revenue generating contracts. Although our operating expenses are minimal, absent the success of this offering and commercial acceptance of our current artists, we must not only seek additional funding, but must also identify and sign additional recording artists; absent a proven track record, new funding or management contracts will be difficult.


     Mr. Kepler, our sole officer, director and employee, has committed to fund our operations by additional loans through the funding of this offering. In the event this offering is not successful, our business prospects are uncertain.

Budget

     We intend to expend funds as set forth in the USE OF PROCEEDS section, which reflects our anticipated cost of doing business during the next 12 months.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our capital stock as of the date of this Prospectus for (a) each person known by us to own beneficially five percent or more of the voting capital stock, and (b) each director and executive officer who owns capital stock. Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

                       Name and Address of            Amount and Nature of
Title of Class          Beneficial Owner              Beneficial Ownership           Percent of Class(1)
--------------          ----------------              --------------------           -------------------

 Common Stock
   As a Group         Officers and Directors
                      14110 North Dallas Parkway
                      Suite 365
                      Dallas, Texas 75254                   3,300,000                     94.29%

   As Individuals     Gust C. Kepler, President, Chief
                      Executive Officer, Chief Financial
                      Officer, Secretary, and sole Director
                      14110 North Dallas Parkway
                      Suite 365
                      Dallas, Texas 75254                   3,300,000                     94.29%

                      Nicole Evenson
                      4300 Horizon N Pkwy #1531
                      Dallas, TX 75287                        200,000                      5.71%

(1) The percentage is based on 3,500,000 shares of common stock outstanding as of October 18, 2007.

                         DIRECTOR AND EXECUTIVE OFFICER


     Gust Kepler,  age 42, is our  President,  Chief  Executive  Officer,  Chief
Financial Officer,  Secretary,  and sole Director.  Mr. Kepler has served as our sole  officer and director  since  inception,  and shall  continue to serve as a director  until his successor is elected and  qualified.  From September 2002 to
April 2003,  Mr. Kepler was the president and a director of G2 Companies,  Inc., formerly named Hartland  Investments,  Inc., a company located in Dallas,  Texas and engaged in the business of producing,  licensing,  acquiring, marketing, and distributing  high quality recorded music for a variety of music formats.  Prior to his  involvement  with G2 Companies,  Inc.,  between  October 1996 and August
2002,  Mr.  Kepler was the president of Parallax  Entertainment,  Inc. a company located in Dallas  that was  similarly  engaged in the  business  of  producing, licensing,  acquiring,  marketing,  and distributing high quality recorded music for a variety of music  formats.  Other than Mr.  Kepler's  involvement  in both companies and the  similarities  of their  businesses,  there is no relationship
whatsoever  between  Parallax  Entertainment,   Inc.  and  G2  Ventures  or  any
predecessor. From 1990 to 1999, Mr. Kepler was the President and Chief Executive
Officer of Glance Toys, Ltd., a company located in Dallas,  Texas engaged in the business of manufacturing, marketing and sale of junior sporting goods and toys.
From 1986 to 1990,  Mr. Kepler was a partner in The Barbara  Walsh  Modeling and
Talent Agency and a spin-off  fashion print agency  called  Agency  Models.  Mr.
Kepler has  extensive  knowledge and  experience in the music and  entertainment industries. Mr. Kepler's involvement in the music industry began in 1977 when he joined his first rock band at age 13. After playing in various bands  throughout high school,  Mr. Kepler played and produced  various  projects between 1985 and
1987. Mr. Kepler served as executive  producer on his first  full-length  record for the band "Lead" in 1994. Later, through Parallax  Entertainment,  Mr. Kepler released Reed  Easterwood's Pawn Shop from Heaven and Then Again by Fever in the
Funkhouse,  and won critical acclaim and numerous industry accolades. Mr. Kepler also acted as Executive  Producer for the self-titled debut release of Hellafied
Funk Crew's that received the Dallas Observer Award for two consecutive years in the Best Funk and Best Rap and Hip-Hop categories.


                             EXECUTIVE COMPENSATION

     The following  table addresses all  compensation  awarded to, earned by, or paid to our sole named executive officer for the fiscal years ended December 31, 2006, 2005 and 2004. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                           Summary Compensation Table


                                                                                   Nonquali-
                                                                                     fied
                                                                    Non-Equity     Deferred
                                                                     Incentive      Compen-        All
 Names of Executive                               Stock   Option       Plan         sation        Other
 Officer and            Year    Salary   Bonus   Awards   Awards   Compensation    Earnings   Compensation      Total
 Principal Position     Ended   (US$)    (US$)    (US$)   (US$)        (US$)         (US$)        (US$)         (US$)
 ------------------     -----   -----    -----    -----   -----        -----         -----        -----         -----

 Gust Kepler            2006      0        0        0       0            0             0            0             0
 President, Chief       2005      0        0        0       0            0             0            0             0
 Executive              2004      0        0        0       0            0             0            0             0
 Officer, Chief
 Financial Officer,
 Secretary and Sole
 Director


Narrative Disclosure to Summary Compensation Table

     We have not paid any salaries in 2007 and we do not anticipate paying any salaries until we have adequate funds to do so.

Outstanding Equity Awards at Fiscal Year End

     None.

Compensation of Directors

     Our directors do not currently receive any compensation for serving as members on the board of directors.

Employment Contracts


     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as our board of directors deems it prudent to do so.


Indemnification


     Under our Articles of Incorporation, we must indemnify and hold harmless directors, officers, employees, and agents of G2 Ventures, Inc., to the extent permitted by the Texas Business Corporation Act. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.


     Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Texas law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS


     This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker attempt to have our common stock prices quoted on the over the counter bulletin board, maintained by the Financial Industry Regulatory Authority. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Exchange Act and thus be a "reporting" company, a step we will accomplish upon the effective date of this registration statement.


     None of our common stock is subject to outstanding options or rights to purchase, nor do we have any securities that are convertible into our common stock. We have not agreed to register any of our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of the date of this prospectus there were 3,500,000 shares issued and outstanding. All of these shares were issued in a private transaction without registration under the Act and are therefore restricted securities. Mr. Kepler, our sole officer, director and employee, owns 3,300,000 and Nicole Evenson owns 200,000 shares.

     Under Rule 144 promulgated under the Securities Act, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.


     There are two holders of record for our common stock. The record holders are Gust Kepler, our sole officer, director and employee, who owns 3,300,000 restricted shares of our common stock, and Nicole Evenson who owns 200,000 restricted shares of our common stock.


     Under Rule 144 promulgated under the Securities Act, Mr. Kepler, our sole officer, director and employee, and Ms. Evenson, may each sell up to 1% of the total outstanding shares every three months provided that (1) current public information is available about us; (2) the shares have been fully paid for at least one year; (3) the shares are sold in a brokers' transaction or through a market-maker; and (4) the seller files a Form 144 with the SEC. Assuming the sale of the maximum number of shares in this offering, Mr. Kepler and Ms. Evenson could each sell up to 50,000 shares every three months.

     We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth.
Although we have no specific limitations on our ability to pay dividends, investors should not purchase shares in this offering if their intent is to receive dividends.

                            DESCRIPTION OF SECURITIES

Common Stock


     G2 Ventures, Inc. is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Director. As of October 18, 2007, there were 3,500,000 shares of common stock outstanding held by two shareholders of record.


     Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued, and the existing shareholders are not granted the right, in the discretion of the Director, to maintain their percentage ownership interest in G2 Ventures. This lack of protection from dilution to minority shareholders could allow our Director to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of G2 Ventures.

     Upon any liquidation, dissolution or winding-up of G2 Ventures, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

     The holders of common stock are entitled to share equally in dividends, if and when declared by our Director, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 70% of our outstanding shares.

Preferred Stock

     G2 Ventures is authorized to issue 1,000,000 shares of preferred stock, $.001 par value per share. We have no preferred shares issued and outstanding. However, the Director may later determine to issue our preferred stock. If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders.

     Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of G2 Ventures could be difficult or impossible, thus entrenching our existing management in control of G2 Ventures indefinitely.

Dividend Policy


     To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Director and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our sole officer, director and employee, Mr. Kepler, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.


Transfer Agent

     We will use Securities Transfer Corporation located at 2591 Dallas Parkway, Suite102, Frisco, Texas 75034 as our transfer agent.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE


     During the period beginning September 26, 2002 (inception) through June 30, 2007, the Company received cash operating advances in the aggregate principal amount of $83,845 from Mr. Kepler, our sole officer, director and employee. The advances are non-interest bearing, unsecured and are payable upon demand as funds are available. During the period September 26, 2002 (inception) through December 31, 2002, $17,796 of the advances was contributed by the stockholder as additional paid in capital. As of March 31, 2007, total unpaid principal balance due Mr. Kepler for advances is $66,049.

     In April 1, 2003, we acquired most of the assets and assumed certain liabilities of G2 Companies, Inc., a corporation incorporated under the laws of the State of Delaware as "Hartland Investment, Inc." on May 26, 1998. Yarek Bartosz was the only promoter of G2 Companies, Inc. from its inception until September 29, 2002, when Mr. Kepler acquired control. Mr. Kepler paid Mr. Bartosz $100.00 for 1,157,900 shares of common stock or 92.7% of the total outstanding shares. Mr. Bartosz retained 15,100 shares of common stock or 1.21% of the total outstanding shares. As a result of the transaction, Mr. Kepler became the principal shareholder, president and sole director of Hartland Investments, Inc. (G2 Companies, Inc.) in September 2002 and remained in those positions until we acquired its operations in April 2003. A Certificate of Amendment to the Articles of Incorporation of Hartland Investments, Inc. effecting the change of its name to G2 Companies, Inc. is dated December 13, 2002.

     Mr. Kepler acquired Hartland Investments, Inc. (i.e., G2 Companies, Inc.) in order to begin operations as an independent recording company. Mr. Kepler was the principal shareholder, president and sole director of G2 Companies from September 2002, until we acquired its operations in April 2003. The acquisition of operations (i.e., acquisition of most of its assets and assumption of certain liabilities pursuant to the Sale of Assets Agreement dated April 1, 2003) from G2 Companies, Inc. was not conducted at "arm's-length" due to Mr. Kepler's interest as the principal shareholder, president and sole director of both companies.


     On April 1, 2003, we issued 3,500,000 shares of restricted common stock to Gust Kepler, our sole officer, director and employee, at a price of approximately $0.007713 per share, in exchange for forgiveness of certain debt in the amount of $26,994 assumed by us from G2 Companies, Inc.

     Mr. Kepler is our only promoter. He has received nothing of value nor will he receive anything of value in his capacity as a promoter.


Director Independence

     Gust Kepler, our sole director, is also our sole officer and employee. As such he would not qualify as an "independent" director within the meaning of the rules and regulations of NASDAQ. Because of our current stage of development, we do not have any standing audit, nominating or compensation committees, or any committees performing similar functions.

                                LEGAL PROCEEDINGS

     There are no legal proceedings currently pending or threatened against us.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


     Our Articles of Incorporation provide that we must indemnify and hold harmless directors, officers, employees, and agents of G2 Ventures, Inc., as and to the extent permitted by the Texas Business Corporation Act. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

     The financial statements included in the registration statement on Form SB-2 have been audited by Turner, Stone & Company, LLP, independent certified public accountants and independent registered public accounting firm, to the extent and for the periods set forth in their report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS


     The validity of the shares of common stock offered under this prospectus will be passed on for us by Munck Butrus Carter, P.C., Dallas, Texas.

                                G2 Ventures, Inc.

                          (A Development Stage Company)

                              Financial Statements

                                       and

             Report of Independent Registered Public Accounting Firm

                      For the Year Ended December 31, 2006

                                       and

                   Six Months Ended June 30, 2007 (Unaudited)

                                 C O N T E N T S




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-1

BALANCE SHEETS...............................................................F-2

STATEMENTS OF OPERATIONS.....................................................F-3

STATEMENTS OF STOCKHOLDERS' DEFICIT..........................................F-4

STATEMENTS OF CASH FLOWS.....................................................F-5

NOTES TO FINANCIAL STATEMENTS..........................................F-6- F-10

             Report of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
G2 Ventures, Inc.
Dallas, Texas


We have audited the accompanying balance sheet of G2 Ventures, Inc. (a development stage company) (the Company) as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended and the period from September 26, 2002 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G2 Ventures, Inc. at December 31, 2006, and the results of its operations and its cash flows for the above referenced periods in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As also discussed in Note 1 to the financial statements, the Company has continuing losses from operations and has no working capital both of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/Turner, Stone & Company, L.L.P.

Dallas, Texas
October 17, 2007

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET




                                     Assets
                                     ------


                                                                     June 30,   December 31,
                                                                      2007         2006
                                                                    ---------    ---------
                                                                   (Unaudited)

Current assets:
         Cash                                                       $     529    $     529
                                                                    ---------    ---------

                  Total current assets                              $     529    $     529
                                                                    =========    =========


                      Liabilities and Stockholders' Deficit
                      -------------------------------------


Current liabilities:
         Stockholder advances                                          66,049       55,347
                                                                    ---------    ---------

                  Total current liabilities                            66,049       55,347
                                                                    ---------    ---------

Commitments and Contingencies (Note 2)

Stockholders' deficit:
         Preferred stock, $0.001 par value, shares issued
              and outstanding, no right or preferences determine
         Common stock, $0.001 par value, 200,000,000 shares             3,500        3,500
              authorized, 3,500,000 shares issued and outstanding
              Additional paid in capital                               41,290       41,290
              Deficit accumulated during the development stage       (110,310)     (99,608)
                                                                    ---------    ---------

                           Total stockholders' deficit                (65,520)     (54,818)
                                                                    ---------    ---------

                                                                    $     529    $     529
                                                                    =========    =========




    The accompanying notes are an integral part of the financial statements.


                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS



                                                                     Cumulative     Cumulative
                                                                       from           from
                                    Six Months Ended   Year Ended   Inception to   Inception to
                                        June 30,      December 31,  December 31,     June 30,
                                          2007           2006           2006           2007
                                      -----------    -----------    -----------    -----------
                                      (Unaudited)                                  (Unaudited)


Revenues                              $      --      $     8,000    $   129,807    $   129,807

Cost of revenues                             --            6,800        116,631        116,631
                                      -----------    -----------    -----------    -----------

                                             --            1,200         10,341         13,176

Operating Expenses:

         General and administrative        10,702          4,811        112,784        123,486
                                      -----------    -----------    -----------    -----------


Loss before income taxes                  (10,702)        (3,611)       (99,608)      (110,310)

Provision for income taxes                   --             --             --             --
                                      -----------    -----------    -----------    -----------


Net loss                              $   (10,702)   $    (3,611)   $   (99,608)   $  (110,310)
                                      ===========    ===========    ===========    ===========



Net loss per share                    $     (0.00)   $     (0.00)
                                      ===========    ===========


Weighted Average Shares Outstanding     3,500,000      3,500,000
                                      ===========    ===========



    The accompanying notes are an integral part of the financial statements.

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                                          Additional
                                     Preferred Stock                Common  Stock          Paid-In     Accumulated
                                  Shares        Amount         Shares        Amount        Capital       Deficit         Total
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------

Balance at September 26, 2002        --        $    --             --       $    --       $    --       $    --        $    --

Contributed capital                  --             --             --            --          17,796          --           17,796
Net loss                                                                                                  (40,739)       (40,739)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------


Balance at December 31, 2002         --             --             --            --          17,796       (40,739)       (22,943)


Issuance of common stock
for cash on August 12, 2003          --             --        3,500,000         3,500        23,494          --           26,994
Net loss                                                                                                  (25,149)       (25,149)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------


Balance at December 31, 2003         --             --        3,500,000         3,500        41,290       (65,888)       (21,098)


Net loss as restated (Note 5)        --             --             --            --            --         (13,548)       (13,548)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------


Balance at December 31, 2004         --             --        3,500,000         3,500        41,290       (79,436)       (34,646)


Net loss                             --             --             --            --            --         (16,561)       (16,561)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------



Balance at December 31, 2005         --             --        3,500,000         3,500        41,290       (95,997)       (51,207)


Net loss                             --             --             --            --            --          (3,611)        (3,611)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------


Balance at December 31, 2006         --        $    --        3,500,000     $   3,500     $  41,290     $ (99,608)     $ (54,818)
                                =========      =========      =========     =========     =========     =========      =========


Net loss                             --             --             --            --            --         (10,702)       (10,702)
                                ---------      ---------      ---------     ---------     ---------     ---------      ---------

Balance at June 30, 2007             --        $    --        3,500,000     $   3,500     $  41,290     $(110,310)     $ (65,520)
(Unaudited)                     =========      =========      =========     =========     =========     =========      =========




    The accompanying notes are an integral part of the financial statements.


                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                     Reconciliation of Net Loss to Net Cash
                          Used in Operating Activities

                                                                              Cumulative        Cumulative
                                                                                from              from
                                                                             Inception to      Inception to
                                          June 30,         December 31,      December 31,        June 30,
                                            2007               2006              2006              2007
                                          ---------         ---------         ---------         ---------
                                         (Unaudited)                                           (Unaudited)

Net loss                                  $ (10,702)        $  (3,611)        $ (99,608)        $(110,310)
                                          ---------         ---------         ---------         ---------


Adjustments to reconcile net loss to
cash used in operating activities:

   Increase (decrease) in accounts
     receivable                                --                --                --                --

   Increase (decrease) in deferred             --              (8,000)             --                --
     revenue

   Increase (decrease) in accounts             --                --                --                --
     payable
                                          ---------         ---------         ---------         ---------

Net cash used in operating activities       (10,702)          (11,611)          (99,608)         (110,310
                                          ---------         ---------         ---------         ---------


Cash flows from financing activities:

       Proceeds from issuance of common
         stock                                 --                --              26,994            26,994
       Stockholder advances                  10,702             5,000            74,143            84,845
       Repayments to Stockholders              --              (1,000)           (1,000)           (1,000)
                                          ---------         ---------         ---------         ---------


Net cash provided by financing               10,702             4,000           100,137           110,839
activities
                                          ---------         ---------         ---------         ---------

Net increase (decrease) in cash                  (0)           (7,611)              529               529

Cash at beginning of period                     529             8,140              --                --
                                          ---------         ---------         ---------         ---------

Cash at end of period                     $     529         $     529         $     529         $     529
                                          =========         =========         =========         =========


                       Supplemental Disclosure of Non-Cash
                       Investing and Financing Activities

                                                                              Cumulative       Cumulative
                                                                                from             from
                                                                             Inception to     Inception to
                                           June 30,        December 31,      December 31,       June 30,
                                             2007              2006             2006              2007
                                          ---------         ---------         ---------         ---------
                                         (Unaudited)                                           (Unaudited)

Stockholder advances forgiven as
    additional paid-in capital            $    --            $   --           $  17,796         $  17,796



    The accompanying notes are an integral part of the financial statements.

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and business
     -------------------------

G2 Ventures, Inc. (the Company) was incorporated on March 21, 2003 in the State of Texas. Effective April 1, 2003, the Company acquired the operations and assets of G2 Companies, Inc.(G2C) (formerly Hartland Investments, Inc.) a Delaware corporation, the controlling interest in which was owned by the Company's principal shareholder, Gust Kepler. In this related party transaction, G2C assigned its two artist contracts to the Company in consideration of the shareholders forgiveness of approximately $18,000 in loans to G2C as additional paid-in capital and the assumption by the Company of $20,000 of advances payable to the shareholder. G2C is, therefore, a "predecessor" of the Company.

For financial reporting purposes the transaction has been treated as a recapitalization of G2C with the Company being the legal survivor and G2C being the accounting survivor and the operating entity. That is, the historical financial statements prior to April 1, 2003 are those of G2C and its operations, even though they are labeled as those of the Company. Retained earnings of G2C related to its operations, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, G2C, which began September 26, 2002. Upon completion of the transaction, the financial statements become those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets and liabilities of G2C.


     Development stage activities
     ----------------------------

The Company is presently in the development stage with no significant revenues from operations. Accordingly, all of the Company's operating results and cash flows reported in the accompanying financial statements are considered to be those related to development stage activities and represent the `cumulative from inception' amounts from its development stage activities reported pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.


     Basis of presentation and going concern uncertainty
     ---------------------------------------------------

The financial statements of the Company have been prepared assuming the Company will continue as a going concern. However, the Company has incurred continuing operating losses and has no working capital. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its operations while continuing to generate additional revenues to absorb operating expenses. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that is will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     Revenue recognition
     -------------------

The Company enters into arrangements with performing artists either to sell the artists' music for which the Company receives a royalty or to manage the artist for which the Company receives a management fee on commission. Revenue is recognized when music is sold or commissions are earned unless the collectibility is not reasonably assured.

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Cash and cash flows
     -------------------

For purposes of these statements cash includes demand deposits, time deposits and short-term cash equivalent investments with original maturities of three months or less.

     Management estimates
     --------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Accounts receivable
     -------------------

The Company's revenues and accounts receivable are generated from entertainment contracts entered into with its artists. Generally, 60% of the contract revenues are paid upon signing with the remaining balance generally paid within 30 days after the services have been performed. Account balances past due longer than 30 days are considered delinquent. The Company has not experienced any credit losses to date and management has determined that an allowance for bad debts is not necessary. Since inception, all of the Company's revenues are from one artist.

     Advertising
     -----------

Advertising dollars are invested in promotional material, website and logo development and are expensed as incurred. For the years ended December 31, 2006 and 2005 and the period September 26, 2002 (inception) through December 31, 2006 and the six months ended June 30, 2007, advertising expense totaled $0, $0, $3,063, and $0 respectively.


     Fair value of financial instruments
     -----------------------------------

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. At December 31, 2006 and 2005, the Company did not have any other financial instruments.

     Recent Accounting Pronouncements
     --------------------------------

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (Continued)
     --------------------------------------------

Statement No. 156, "Accounting for Servicing of Financial Assets"-an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB
Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

In the opinion of management, these Statements will have no material effect on the financial statements of the Company.

     Loss per share
     --------------

Basic loss per share amounts are computed using the weighted-average number of common stock shares outstanding during the periods. Diluted loss per share amounts are not presented because there were no common equivalent share amounts outstanding during the periods.

     Income Taxes
     ------------

The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.


NOTE 2. COMMITMENTS AND CONTINGENCIES

     Operating leases
     ----------------

Since April 30, 2003, the Company has been using office space provided by its majority stockholder without charge. However, the fair value of the space provided is not material. For the years ended December 31, 2006 and 2005 and the period September 26, 2002 (inception) through December 31, 2006 and the six months ended June 30, 2007, rental expense totaled $0, $0, $6,800 and $0, respectively.

     Recording artist agreements
     ---------------------------


During December 2002, the Company entered into contracts with two recording artists, which granted the Company certain recording, distribution and copyrights of the artists. These contracts were renewed in June 2004. The initial terms of the agreements are for one album each. The agreements also grant the Company three irrevocable options for additional recordings. The agreements provide for the Company to advance initial recording funds of $10,000 (see below) to each artist for the first album. If the Company exercises its options for additional recordings, additional advances are required for each album aggregating $145,000 to each artist. The funds paid for the recording of each record are treated as advances on the royalties owed to artists, and are recouped by the Company from record sales, if any. These royalties will amount to approximately $1.00 per record sold. In addition, the Company will owe mechanical royalties to the copyright owners of each song for each record sold. These royalties will amount to approximately 80 cents for each album sold. As of

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Recording artist agreements (Continued)
     ---------------------------------------

December 31, 2006 and June 30, 2007, no recording advances have been made and recording has not commenced due to the Company's inability to raise sufficient capital to fund recording costs (Note 1).

On March 17, 2007, the Company renewed its contract with artist Nick Brisco. This agreement provides for the Company to advance initial recordings funds of $25,000 to Mr. Brisco for the first album. All other previous terms and conditions of the recording agreement remain the same as the renewed contract dated June of 2004.

On June 30, 2007, the Company renewed its contract with artist Jeremiah Donnelly. This agreement provides for the Company to advance initial recordings funds of $25,000 to Mr. Donnelly for the first album. All other previous terms and conditions of the recording agreement remain the same as the renewed contract dated June of 2004.


NOTE 3. INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statements of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A reconciliation of income tax (expense) benefit at the statutory federal rate of 34% to income tax (expense) benefit at the Company's effective tax rate for the years ended December 31, 2006 and 2005 and the period September 26, 2002 (inception) through December 31, 2006 is as follows:


                                                                     Cumulative
                                        December 31,  December 31,     from
                                           2006          2005        Inception
                                         --------      --------      --------
Tax benefit computed at statutory rate   $  1,228      $  5,291      $ 33,257
Less valuation allowance                   (1,228)       (5,291)      (33,527)
                                         --------      --------      --------
Income tax benefit                       $   --        $   --            --
                                         ========      ========      ========


At December 31, 2006, the Company had approximately $99,000 of net operating losses available to offset future taxable income. These carry forwards expire between the years 2022 and 2026 and create the only component of the Company's deferred tax asset of approximately $33,660, which is fully offset by a valuation allowance. There are no deferred tax liabilities.

                                G2 VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4. RELATED PARTIES

During the years ended December 31, 2006 and 2005 and the period September 26, 2002 (inception) through December 31, 2006 and the six months ended June 30, 2007, the Company received cash operating advances of $5,000, $16,244, $74,143, and $10,702 respectively, from the major stockholder of the Company and made repayments of $1,000, $0, $1,000 and $0 respectively. The advances are non-interest bearing, unsecured and due upon demand as funds are available. During the period September 26, 2002 (inception) through December 31, 2002, $17,796 of the advances was forgiven by the stockholder as additional paid in capital.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that we must indemnify and hold harmless directors, officers, employees, and agents of G2 Ventures, Inc., to the extent permitted by the Texas Business Corporation Act. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the registration, all of which will be paid by G2 Ventures, are as follows:


                  SEC Filing fee                                    $       100
                  Printing Expense                                  $     3,000
                  Accounting Fees and Expenses                      $     6,000
                  Legal Fees and Expenses                           $    25,000
                  Blue Sky Fees and Expenses                        $     3,850
                  Transfer Agent Fees                               $       500
                  Miscellaneous                                     $       400
                                                                    -----------

                                               TOTAL                $    38,850
                                                                    ===========



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On April 1, 2003, G2 Ventures sold 3,500,000 restricted shares of common stock to Gust Kepler, our sole officer, director and employee, for $26,994. On April 1, 2003, Mr. Kepler gifted 200,000 shares to Nicole Evenson in a private transfer in which no consideration was exchanged. Notwithstanding the date Mr. Kepler gifted the shares, the 200,000 shares were not formally issued by the G2 transfer agent until August 12, 2003 (the date on Ms. Evenson's certificate). G2 Ventures relied on Section 4(2) of the Securities Act as its exemption from the registration when it issued the shares of common stock to Mr. Kepler. Mr. Kepler agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an available exemption therefrom.

ITEM 27. EXHIBITS.


 Exhibit No.      Description
 2.1*             Sale of Assets Agreement between G2 Ventures, Inc.
                    and G2 Companies, Inc.
 3.1 ****         Articles of Incorporation of G2 Ventures, Inc.
 3.2***           Bylaws of G2 Ventures, Inc.
 4.1****          Specimen Stock Certificate for Common Shares.
 5.1******        Opinion of Munck Butrus Carter, P.C.
 10.1*            Exclusive Recording Artist Agreement with Jeremiah Donnelly.
 10.2*            Exclusive Recording Artist Agreement with Nick Brisco.
 10.3**           Lease Agreement between Merit 99 Office Portfolio, L.P.
                    and Gust Kepler.
 10.4**           Agreement between G2 Ventures and Gust Kepler.
 23.1*            Consent of Turner, Stone & Company, L.L.P.
 23.2*****        Consent of Munck Butrus Carter, P.C
 99.1**           Subscription Agreement


*                 Filed herewith

** Filed as an exhibit to the G2 Ventures's Form SB-2 Amendment No. 6 filed October 12, 2006.

*** Filed as an exhibit to the G2 Ventures's Form SB-2 Amendment No. 2 filed July 6, 2004.

****              Filed as an  exhibit  to the G2  Ventures's  Form  SB-2  filed
                  September 11, 2003.

*****             Incorporated by reference to Exhibit 5.1.

******            To be filed by amendment hereto.

ITEM 28. UNDERTAKINGS.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     iii. To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities offered herein, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     iv. Any other communication that is an offer in the offering made by us to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.   For determining any liability under the Securities Act of 1933:

     i. we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     ii. we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     iii. we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, G2 Ventures, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused Amendment No. 6 to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of October, 2007.


                        G2 VENTURES , INC.

                        By: /s/ Gust Kepler
                            ----------------------------------------------------
                            Gust Kepler, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors